DREW INDUSTRIES INCORPORATED
                              200 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10601

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2001

                                 ---------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DREW INDUSTRIES INCORPORATED (the "Company") will be held at The Crescent Club, 17th Floor, 200 Crescent Court, Dallas, Texas 75201 on May 16, 2001 at 9:30 A.M., for the following purposes:

          (1) To elect a Board of seven Directors;

          (2) To ratify the selection of KPMG LLP as independent auditors for the Company for the year ending December 31, 2001; and

          (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Holders of record of the Company's Common Stock at the close of business on the 2nd day of April, 2001 shall be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

     A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and will be available for inspection at the time of the meeting, at the place thereof.

                                              By Order of the Board of Directors


                                                    EDWARD W. ROSE, III
                                              CHAIRMAN OF THE BOARD OF DIRECTORS


Dated: April 10, 2001
       White Plains, N.Y.

--------------------------------------------------------------------------------

                       NOTICE TO HOLDERS OF COMMON STOCK

                  IF YOU DO NOT EXPECT TO ATTEND THE MEETING,
  PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT YOU WILL BE REPRESENTED. A
              POST-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

--------------------------------------------------------------------------------

                          DREW INDUSTRIES INCORPORATED

                              200 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10601

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

     The accompanying Proxy is solicited by the Board of Directors of Drew Industries Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at The Crescent Club, 17th Floor, 200 Crescent Court, Dallas, Texas 75201 on May 16, 2001 at 9:30 A.M., or any adjournment or postponement thereof, at which holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on April 2, 2001 shall be entitled to vote on all matters considered at the meeting.

     The cost of solicitation by the Company, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of directors and employees of the Company to solicit Proxies, without additional compensation.

     Each Proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. A Proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a Proxy with a later date. The Proxies will be voted at the meeting for the Directors set forth herein in the manner indicated (see "ELECTION OF DIRECTORS"), and if no contrary instructions are indicated, in favor of the other matters set forth herein; if specific instructions are indicated, the Proxies will be voted in accordance therewith. This Statement and the form of Proxy solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about April 10, 2001.

     The Annual Report to Stockholders of the Company for the year ended December 31, 2000 is being mailed herewith to each stockholder of record.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE SCHEDULE THERETO) WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 200 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10601, TELEPHONE (914) 428-9098.

                                   THE COMPANY

     The Company was incorporated under the laws of Delaware on March 20, 1984. The Company's principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098; e-mail: Drew@drewindustries.com.

                                VOTING SECURITIES

     The Company had outstanding on the record date 9,656,429 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     Set forth below is information with respect to each person known to the Company on March 22, 2001 to be the beneficial owner of more than five percent of any class of the Company's voting securities, which consists of Common Stock only (including options):

                                               AMOUNT AND
                                                NATURE OF         APPROXIMATE
             NAME AND ADDRESS                  BENEFICIAL         PERCENT OF
            OF BENEFICIAL OWNER                 OWNERSHIP            CLASS
            ------------------                 -----------       ------------
     Edward W. Rose, III(1) ...............   1,993,380(2)           18.9%
       500 Crescent Court
       Dallas, Texas 75201
     L. Douglas Lippert(1) ................   2,072,111(2)           19.6%
       2375 Tamiami Trail
       Suite 110
       Naples, Florida 34103
     FMR Corp. ............................     900,000(3)            8.5%
       82 Devonshire Street
       Boston, Massachusetts 02108

--------------
(1) The person named has sole voting and investment power with respect to such shares.

(2) See "VOTING SECURITIES--Security Ownership of Management."

(3) As of December 31, 2000.

     To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is information with respect to beneficial ownership at March 22, 2001 of the Common Stock (including options) by each Director and nominee and by all Directors, nominees and Executive Officers of the Company as a group.

                                                AMOUNT AND
                                                 NATURE OF         APPROXIMATE
             NAME AND ADDRESS                   BENEFICIAL         PERCENT OF
            OF BENEFICIAL OWNER                  OWNERSHIP            CLASS
            ------------------                  -----------       ------------
     Leigh J. Abrams(1) .....................    289,290(2)            2.7%
       200 Mamaroneck Avenue
       White Plains, New York 10601
     Edward W. Rose, III(1) .................  1,993,380(3)           18.9%
       500 Crescent Court
       Dallas, Texas 75201
     David L. Webster(1) ....................    272,840(4)            2.6%
       4381 Green Oaks Blvd.
       Arlington, Texas 76016
     L. Douglas Lippert .....................  2,072,111(5)           19.6%
       2375 Tamiami Trail
       Suite 110
       Naples, Florida 34103

                                                AMOUNT AND
                                                 NATURE OF         APPROXIMATE
             NAME AND ADDRESS                   BENEFICIAL         PERCENT OF
            OF BENEFICIAL OWNER                  OWNERSHIP            CLASS
            ------------------                  -----------       ------------
     James F. Gero(1) .......................    109,160(6)            1.0%
       11900 North Anna Cade Road
       Rockwall, Texas 75087
     Gene H. Bishop(1) ......................    118,600(7)            1.1%
       1601 Elm Street, 47th Floor
       Dallas, Texas 75201
     J. Thomas Schieffer ....................        0                  0
       500 Crescent Court
       Dallas, Texas 75201
     All Directors, Nominees, and
       Executive Officers as a
       group (9 persons including
       the above-named) .....................  4,948,268(8)           46.8%

----------
(1) Pursuant to Rules 13-1 (f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on May 31, 1989, the persons indicated, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a group" within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(2) Mr. Abrams has sole voting and investment power with respect to the shares owned by him. Includes 8,004 shares of Common Stock held by Mr. Abrams as Custodian under the New York Uniform Gifts to Minors Act for the benefit of his children. Mr. Abrams disclaims any beneficial interest in the shares held as Custodian. In January 1997 and November 1999, Mr. Abrams was granted options pursuant to the Company's Stock Option Plan to purchase, respectively, 10,000 shares of Common Stock at $12.125 per share, and 50,000 shares of Common Stock at $9.3125 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(3) Mr. Rose has sole voting and investment power with respect to the shares owned by him. Includes 84,000 shares owned by each of Cardinal Investment Company, Inc. Pension Plan and Cardinal Investment Company, Inc. Profit Sharing Plan, of each of which Mr. Rose is Trustee. Also includes 100,700 shares owned by Cardinal Partners, L.P., of which Cardinal Investment Company, Inc. is the general partner. Mr. Rose is the sole stockholder of Cardinal Investment Company, Inc. Excludes 100,000 shares of Common Stock held in trusts for the benefit of members of Mr. Rose's immediate family. Mr. Rose's wife has sole voting and investment power with respect to an additional 13,920 shares owned by her of record. Mr. Rose disclaims any beneficial interest in such shares. As a member of the Stock Option Committee, Mr. Rose was automatically awarded the following options each of which is to purchase 5,000 shares of Common Stock: on December 31, 1996 at $10.75 per share; on December 31, 1997 at $12.475 per share; on December 31, 1998 at $11.792 per share; on December 31, 1999 at $9.204 per share; and on December 31, 2000 at $5.679 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(4) Mr. Webster has sole voting and investment power with respect to such shares. In May 1997 and November 1999, Mr. Webster was granted options pursuant to the Company's Stock Option Plan to purchase, respectively, 15,000 shares of Common Stock at $12.125 per share, and 50,000 shares

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

     of Common Stock at $9.3125 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(5) Includes 614,721 shares held by L. Douglas Lippert as Trustee for trusts for the benefit of members of Mr. Lippert's immediate family, over which Mr. Lippert has sole voting and dispositive power. Mr. Lippert disclaims beneficial ownership of such shares. Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on October 17, 1997, Mr. Lippert, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a group" within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists. In November 1999, Mr. Lippert was granted an option pursuant to the Company's Stock Option Plan to purchase 50,000 shares of Common Stock at $9.3125 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

(6) Mr. Gero shares voting and investment power with respect to such shares with his wife. As a member of the Stock Option Committee, Mr. Gero was automatically awarded the following options each of which is to purchase 5,000 shares of Common Stock: on December 31, 1996 at $10.75 per share; on December 31, 1997 at $12.475 per share; on December 31, 1998 at $11.792 per share; on December 31, 1999 at $9.204 per share; and on December 31, 2000 at $5.679 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(7) Mr. Bishop as sole voting and investment power with respect to such shares. As a member of the Stock Option Committee, Mr. Bishop was automatically awarded the following options each of which is to purchase 5,000 shares of Common Stock: on December 31, 1996 at $10.75 per share; on December 31, 1997 at $12.475 per share; on December 31, 1998 at $11.792 per share; on December 31, 1999 at $9.204 per share; and on December 31, 2000 at $5.679 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(8)  Includes 281,000 shares subject to options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the securities are traded. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during 2000 all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder other than Edward W. Rose, III and L. Douglas Lippert, directors) were complied with.

STOCK REPURCHASE

     During 2000, pursuant to authorizations of its Board of Directors, the Company repurchased 190,600 shares of its Common Stock in the open market at an average price of $8.80 per share for an aggregate cost of $1.7 million. In addition, pursuant to an Offer to Purchase, dated May 1, 2000, furnished to all stockholders of the Company, the Company repurchased 1,449,425 shares of its Common Stock at $8.00 per share for an aggregate of $11.8 million, including costs.

                            I. ELECTION OF DIRECTORS

     It is proposed to elect a Board of seven directors to serve until the next annual election or until their successors are elected and qualify.

     Unless contrary instructions are indicated, the persons named as proxies in the form of Proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated below. All such nominees are presently directors of the Company. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by Management. Management has no reason to believe that any of the named nominees will be unable or unwilling to serve. Election of directors by holders of the Common Stock will be by a plurality of the votes cast at the meeting, in person or by proxy, by holders of the Common Stock entitled to vote at the meeting.

     The following table lists the current directors of the Company and the nominees proposed by Management for election by the holders of the Common Stock, all other positions and offices with the Company presently held by them and their principal occupations, in each case as furnished by them to the Company.


               NAME AND AGE                                                               DIRECTOR
                OF NOMINEE                                POSITION                          SINCE
              --------------                              --------                        --------

     Leigh J. Abrams ...................    President, Chief Executive
       (Age 58)                             Officer and Director.                           1984
     Edward W. Rose, III ...............    Chairman of the Board of
       (Age 60)                             Directors.                                      1984
     David L. Webster ..................    President and Chief Executive Officer
       (Age 65)                             of Kinro, Inc. and Director.                    1984
     L. Douglas Lippert ................    President and Chief Executive Officer
       (Age 53)                             Lippert Components, Inc., Lippert
                                            Tire & Axle, Inc. (formerly Shoals
                                            Supply, Inc.) and Coil Clip, Inc. and
                                            Director.                                       1997
     James F. Gero .....................    Director.                                       1992
       (Age 56)
     Gene H. Bishop ....................    Director.                                       1995
       (Age 71)
     J. Thomas Schieffer ...............    Director.                                       2000
       (Age 53)

     LEIGHJ. ABRAMS, since July 1994, has also been President, Chief Executive Officer and a Director of LBP, Inc. ("LBP"). See Summary Compensation Table, footnote 1.

     EDWARD W. ROSE, III, for more than the past five years, has been President and sole stockholder of Cardinal Investment Company, Inc., an investment firm. Mr. Rose also serves as a director of the following public companies: Liberte Investors Inc., engaged in real estate loans and investments; and ACE Cash Express, Inc., engaged in check cashing services. Since July 1994, Mr. Rose has also been Chairman of the Board of LBP.

     DAVID L. WEBSTER, since November 1980, has been President of Kinro, Inc., a subsidiary of the Company ("Kinro"), and has been Chairman of Kinro since November 1984. Mr. Webster also served as President and Chief Executive Officer of Shoals Supply, Inc., now known as Lippert Tire & Axle, Inc., a subsidiary of the Company from February 1996 until August 31, 1999.

     L. DOUGLAS LIPPERT, since October 1997, has been President and Chief Executive Officer of Lippert Components, Inc., a subsidiary of the Company, and President of the predecessor of Lippert Components, Inc. since 1978. Mr. Lippert has also been President of Coil Clip, Inc., a subsidiary of the Company, since its acquisition in December 1998, and President of Lippert Tire & Axle, Inc., since September 1, 1999.

     JAMES F. GERO,  since March 1992,  has been  Chairman  and Chief  Executive
Officer of Sierra Technologies, Inc., a manufacturer of defense systems technologies, and a director of its affiliates. From July 1987 to October 1989, Mr. Gero was Chairman and Chief Executive Officer of Varo, Inc., a manufacturer of aerospace technology, and from 1985 to 1987, Mr. Gero was President and Chief Executive Officer of Varo, Inc. Since May 1995, Mr. Gero has been Chairman of Clearwire, Inc., a provider and servicer of high-speed wireless Internet access. Mr. Gero also serves as a director of the following public company: Orthofix International NV, an international supplier of orthopedic devices for bone fixation and stimulation. Since July 1994, Mr. Gero has also been a director of LBP.

     GENE H. BISHOP, from March 1975 until July 1990, was Chief Executive Officer of MCorp, a bank holding company, and from October 1990 to November 1991, was Vice Chairman and Chief Financial Officer of Lomas Financial
Corporation, a financial services company. From November 1991 until his retirement in October 1994, Mr. Bishop served as Chairman and Chief Executive Officer of Life Partners Group, Inc., a life insurance holding company. Mr. Bishop also serves as a director of the following publicly-owned companies:
Liberte Investors Inc., engaged in real estate loans and investments, and Southwest Airlines Co.

     J. THOMAS SCHIEFFER, for more than the past five years has been President and sole stockholder of J. Thomas Schieffer Management Company, engaged in the management of financial assets and oil and gas properties, and President and sole stockholder of Pablo Operating Company, engaged in the operation of oil and gas properties. From January 1991 to April 1999, Mr. Schieffer was President of the Texas Rangers Baseball Team. Mr. Schieffer is an attorney.

     FREDRIC M. ZINN, not a nominee for election as a director, has been Chief Financial Officer of the Company for more than the past five years, and Executive Vice President of the Company since February 2001. Mr. Zinn has also been Chief Financial Officer of LBP since July 1994. Mr. Zinn is a Certified Public Accountant.

     HARVEY J. KAPLAN, not a nominee for election as a director, has been Secretary and Treasurer of the Company for more than the past five years, and has also been Secretary and Treasurer of LBP since July 1994. Mr. Kaplan is a Certified Public Accountant.

     Directors of the Company serve until the Company's next annual meeting of stockholders, and until their successors are elected and qualified. Executive officers serve at the discretion of the Board of Directors. To the knowledge of the Company, no executive officer or director is related by blood, marriage or adoption to any other. Each of the nominees named above was elected to his present term of office at the Annual Meeting of Stockholders held on May 17, 2000. During the year ended December 31, 2000, the Board of Directors held seven meetings. All directors attended all meetings of the Board of Directors, except that Messrs. Bishop, Webster and Lippert each missed one meeting.

                          -----------------------------
                          REPORT OF THE AUDIT COMMITTEE
                          -----------------------------


     The Audit Committee of the Board of Directors (the "Committee") is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.

     The Committee is composed of four independent directors and functions pursuant to a written charter adopted by the Board of Directors on May 17, 2000 (Exhibit A attached to this Proxy Statement). The members of the Committee are Edward W. Rose, III, James F. Gero, Gene H. Bishop and J. Thomas Schieffer. The Committee held three meetings during the year ended December 31, 2000. The
Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.

     The Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     The  Committee  considered  whether  non-audit  services  provided  by  the independent accountants are compatible with maintaining the auditor's independence. The Committee concluded that non-audit services provided by KPMG LLP during the year ended December 31, 2000 were compatible with KPMG LLP's independence.

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in the Company's quarterly Reports on Form 10-Q for the year ended December 31, 2000, were $253,000. The aggregate fees billed for all non-audit services rendered by KPMG LLP during the year ended December 31, 2000, were $75,000.

     Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                               AUDIT COMMITTEE
                                                             Edward W. Rose, III
                                                                James F. Gero
                                                               Gene H. Bishop
                                                             J. Thomas Schieffer

OTHER COMMITTEES

     The Company has a Stock Option Committee, consisting of Messrs. Rose, Gero, Bishop and Schieffer to determine and designate employees and directors of the Company who are to be granted options, the number of shares subject to options, the nature and terms of the options to be granted, and to otherwise administer the Stock Option Plan. See "ELECTION OF DIRECTORS--Executive Compensation." The Stock Option Committee did not have any meetings during the year ended December 31, 2000.

     The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Rose, Gero, Bishop and Schieffer. The functions of the Compensation Committee are to develop compensation policies with respect to the Company's executive officers based, in part, on performance-related criteria, and to make recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies. The Compensation Committee held one meeting during the year ended December 31, 2000.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION

     The following table sets forth the annual and long-term cash and noncash compensation for each of the last three calendar years awarded to or earned by the President and Chief Executive Officer of the Company and the Company's five other most highly compensated executive officers (such six executive officers collectively, the "named executive officers") during the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                ANNUAL COMPENSATION(1)           COMPENSATION
                                          ----------------------------------   -----------------
NAME AND                      CALENDAR                          OTHER ANNUAL    NUMBER OF STOCK     ALL OTHER
PRINCIPAL POSITION              YEAR      SALARY     BONUS(2)   COMPENSATION    OPTIONS AWARDED   COMPENSATION
------------------            --------    -------    --------- --------------  ----------------  --------------
Leigh J. Abrams(3) ..........   2000     $300,000   $   30,000   $ 7,766                              $5,250
 President and Chief            1999      300,000      404,775     5,675            50,000             5,000
 Executive Officer              1998      300,000      323,930     5,639                               5,000

David L. Webster(4) .........   2000     $400,000   $  829,000   $13,675                              $5,250
 President of Kinro,            1999      400,000    1,109,000     3,537            50,000             5,000
 Inc                            1998      400,000    1,088,200     2,603                               5,000

L. Douglas Lippert(5) .......   2000     $400,000   $        0   $12,000                              $7,398
 President and Chief            1999      300,000      240,807    12,000            50,000             7,403
 Executive Officer of           1998      300,000            0    12,000                               5,875
 Lippert Components,
 Inc., Coil Clip, Inc.
 and Lippert Tire &
 Axle, Inc.

Edward W. Rose, III .........   2000                $   30,000   $48,226(6)          5,000
 Chairman of the                1999                    30,000    30,688(6)          5,000
 Board of Directors             1998                    30,000    29,150(6)          5,000

Fredric M. Zinn .............   2000     $155,000   $  131,398   $14,216                              $5,250
 Executive Vice President       1999      145,000      175,828    11,945            15,000             5,000
 and Chief Financial            1998      135,000      155,344    10,237                               5,000
 Officer

Harvey J. Kaplan ............   2000     $110,000   $   98,296   $10,202                              $5,250
 Secretary and                  1999      107,500      103,296     8,062             7,500             5,000
 Treasurer                      1998      107,500       90,296     7,823                               5,000


                                                        (FOOTNOTES ON NEXT PAGE)
                                       8

----------

(1) In connection with the July 29, 1994 spin-off of Leslie Building Products, Inc. (now known as LBP, Inc.) by the Company (the "Spin-off"), the Company and LBP entered into a Shared Services Agreement. Pursuant to the Shared Services Agreement, following the Spin-off, the Company and LBP share certain administrative functions and employee services, such as management overview and planning, acquisition searches, tax preparation, financial reporting, coordination of independent audit, stockholder relations, and regulatory matters. The Company is reimbursed by LBP for such services, which included services provided by Messrs. Abrams, Zinn and Kaplan. The agreement was extended to December 31, 2001. For the year ended December 31, 2000, the Company was reimbursed $194,000 by LBP for such services.

(2) Messrs. Abrams, Webster, Rose, Zinn and Kaplan, receive payments pursuant to a discretionary retirement bonus program. These bonuses must be used to purchase specified tax deferred annuities and/or cash value life insurance. For 2000, Mr. Abrams received $30,000, Mr. Webster received $50,000, Mr. Rose received $30,000, Mr. Zinn received $21,398 and Mr. Kaplan received $13,296 pursuant to the discretionary retirement bonus program.

(3) For 2000, 1999, and 1998, Mr. Abrams received incentive compensation equal to 21U2% of the Company's income before income taxes and extraordinary items, subject to certain adjustments, in excess of $13,575,000 in 2000 and 1999, and $12,975,000 in 1998. Based on this formula, for 2000, Mr. Abrams was not entitled to incentive compensation. Effective January 1, 2001, Mr. Abrams' annual salary was increased to $400,000.

(4) Effective September 1, 1999, Kinro extended and amended its employment agreement with Mr. Webster which provides for Mr. Webster's employment through December 31, 2004. Commencing January 1, 1999, in addition to annual base salary of $400,000, Mr. Webster will receive (i) for the year ending December 31, 1999 (A) 7.3% of the amount by which the aggregate earnings before interest and taxes (without deduction for costs of corporated administration or amortization of goodwill) ("Operating Profit") of Kinro and Shoals (now known as Lippert Tire & Axle, Inc.) for the eight months ended August 31, 1999 exceeds $7,237,000, plus (B) 7.3% of the amount by which the Operating Profit of Kinro for the four months ended December 31, 1999 exceeds $1,946,000; (ii) for the year ending December 31, 2000, 7.3% of the amount by which the Operating Profit of Kinro exceeds $5,837,000; and (iii) for each year commencing with the year ending December 31, 2001 and terminating on December 31, 2004, 5% of the amount by which the Operating Profit of Kinro exceeds $5,837,000.

(5) On October 7, 1997, Mr. Lippert entered into an Employment and Non-Competition Agreement with Lippert Components, Inc. providing for Mr. Lippert to serve, through December 31, 2003, as President and Chief Executive Officer of Lippert Components, Inc. Mr. Lippert receives annual salary of $400,000 plus, subject to certain conditions, performance-based incentive compensation equal to 5% of the excess of operating profits of Lippert Components, Inc. and Coil Clip, Inc. (as defined in the Agreement) over $10.1 million. For 2000, Mr. Lippert received no incentive bonus.

(6)  See "ELECTION OF DIRECTORS -- Compensation of Directors."

STOCK OPTION PLAN

     On June 13, 1995, stockholders approved the amended and restated Drew Industries Incorporated Stock Option Plan, which was amended and restated on June 1, 1999 (the "Plan").

     Under the Plan, since 1995 the Stock Option Committee has granted non-qualified options to purchase 1,110,140 shares of Common Stock, and is authorized to grant options to purchase up to an additional 276,166 shares. The 276,166 shares available for grant have been allocated 40,000 shares to
Non-Employee Directors and members of the Committee and 236,166 shares to eligible employees. No grantee, whether or not now a participant in the Plan, can be granted options to purchase more than an aggregate of 50,000 shares under the Plan subsequent to June 1, 1999. All options granted to date are non-qualified options.
                                 9

     The Stock Option Committee has sole and complete authority to determine the individuals eligible to receive stock options under the Plan, and to determine the number of stock options to be granted to eligible individuals, as well as the terms and conditions under which grants will be made (including limitations, restrictions or prohibitions upon the exercise of stock options), except that Non-Employee Directors are not eligible for incentive stock options (ISOs"). The Stock Option Committee determines the period for which each stock option may be exercisable, but in no event may a stock option be exercisable more than 10 years from the date of grant thereof. The number of shares available under the Plan, and the exercise price of options granted under the Plan, are subject to adjustments that may be made by the Stock Option Committee to reflect stock splits, stock dividends, recapitalizations, mergers, or other major corporate action.

     The exercise price for options granted under the Plan is determined by the Stock Option Committee in its sole discretion, provided that the exercise price is at least equal to 100% of the fair market value of the Common Stock subject to such option on the date of grant. The exercise price may be paid in cash or in shares of Common Stock that have been held at least six months. Options granted under the Plan become exercisable in annual installments determined by the Stock Option Committee and may be subject to performance criteria. An ISO may not be granted to an individual who is treated as a 10% Shareholder" of the Company under Section 422 of the Internal Revenue Code of 1986, as amended, unless the exercise price is 110% of fair market value on the date of grant and the ISO is exercisable for a period not longer than five years from the date of grant.

     The Board of Directors is authorized to terminate, suspend or amend the Plan; provided that the amendment or termination cannot affect the validity of any then outstanding stock option previously granted under the Plan, and provided further that the Board of Directors cannot without stockholder approval: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive stock options; (b) reduce the option price below the fair market value of the Common Stock on the date of the grant of such option; or (c) extend beyond l0 years from the date of the grant the period within which an option may be exercised. The Plan will terminate on December 31, 2007 and no option may be granted after such termination date. Options granted prior to the termination date may be exercised in accordance with their terms beyond the termination date.

     Each member of the Stock Option Committee is automatically awarded an option ("Formula Option") to purchase 5,000 shares of Common Stock on the December 31st of each year in which such Stock Option Committee member has served not less than twelve consecutive months as a Director of the Company. Such Formula Options vest immediately and are exercisable during the five-year period following the date of grant. The purchase price of the Common Stock subject to the Formula Options is not less than 100% of the fair market value (as defined in the Plan) of the Common Stock on the date such Formula Option is granted, subject to adjustment as provided in the Plan.

OPTION GRANTS IN 2000

The following table summarizes stock options granted during 2000 to the named executive officers.

                                                                                       POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF PRICE
                                                                                          APPRECIATION FOR
                                              INDIVIDUAL GRANTS                              OPTION TERM
                           ------------------------------------------------------      ----------------------
                             NUMBER OF     % OF TOTAL
                              SHARES         OPTIONS
                            UNDERLYING     GRANTED TO
                              OPTIONS       EMPLOYEES   EXERCISE      EXPIRATION
          NAME                GRANTED        IN 2000     PRICE           DATE              5%             10%
         ------             ----------     ----------   --------      -----------          ---           ----
Edward W. Rose, III .....    5,000(1)         33.3%     $ 5.679        12/31/05        $  8,095       $ 17,335

--------------------

(1) Represents a Formula Option.

YEAR-END OPTION VALUES

     The following table presents the value of unexercised options held by the named executive officers at December 31, 2000.


                                   NUMBER OF            VALUE OF UNEXERCISED
                             SECURITIES UNDERLYING          IN-THE-MONEY
                            UNEXERCISED OPTIONS AT           OPTIONS AT
                               DECEMBER 31, 2000        DECEMBER 31, 2000(1)
                                EXERCISABLE (E)            EXERCISABLE (E)
           NAME                UNEXERCISABLE (U)          UNEXERCISABLE (U)
           -----            ----------------------      ---------------------
Leigh J. Abrams ...........       16,000(E)                  $  0(E)
                                  44,000(U)                  $  0(U)
David L. Webster ..........       19,000(E)                  $  0(E)
                                  46,000(U)                  $  0(U)
L. Douglas Lippert.........       10,000(E)                  $  0(E)
                                  40,000(U)                  $  0(U)
Edward W. Rose, III........       25,000(E)                  $355(E)
Fredric M. Zinn ...........        6,000(E)                  $  0(E)
                                  14,000(U)                  $  0(U)
Harvey J. Kaplan ..........        3,600(E)                  $  0(E)
                                   7,400(U)                  $  0(U)

-----------

(1) Market value of Common Stock at December 31, 2000 ($5.75) minus the exercise price.

COMPENSATION OF DIRECTORS

     Directors' fees were increased effective July 1, 2001. Edward W. Rose, III, Chairman of the Board of Directors, receives an annual director's fee of $48,000, payable $4,000 per month, plus $2,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each Committee meeting. In 2000, Mr. Rose received a $30,000 payment pursuant to a discretionary retirement bonus program intended to provide retirement income. Messrs. James F. Gero and Gene H. Bishop each receive an annual director's fee of $18,000, payable $1,500 per month, plus $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each Committee meeting.

EMPLOYMENT CONTRACTS

     See footnotes 4 and 5 to the Summary Compensation Table for a description of the employment agreements between (i) Kinro, a subsidiary of the Company, and David L. Webster, President and Chief Executive Officer of Kinro and a director of the Company, and (ii) Lippert Components, Inc., a subsidiary of the Company, and L. Douglas Lippert, President and Chief Executive Officer of Lippert Components, Inc., Lippert Tire & Axle, Inc. and Coil Clip, Inc., and a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves on the Compensation Committee, and there are no "interlocks," as defined by the Securities and Exchange Commission. 11

                      ------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                      ------------------------------------

COMPENSATION POLICY

     The Compensation Committee of the Board of Directors (the "Committee") consists of four non-employee directors, Edward W. Rose, III, James F. Gero, Gene H. Bishop and J. Thomas Schieffer. The Committee has the responsibility of developing the policies which govern compensation for executive officers, and making recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies.

     The Company's executive compensation policy is designed to enable the Company to attract, motivate and retain senior management by providing a competitive compensation opportunity based significantly on performance. The objective is to provide fair and equitable compensation to senior management in a way that rewards management for reaching and exceeding objectives. The compensation policy links a significant portion of executive compensation to the Company's performance, recognizes individual contribution as well as overall business results, and aligns executive and stockholder interests. The primary components of the Company's executive compensation are base salary, performance-related incentive compensation, stock options and discretionary bonuses. While the components of compensation are considered separately in this report, the Committee takes into account the full compensation package provided by the Company to each of its executives, including pension benefits, severance obligations, insurance and other benefits.

     Each year the Committee will review the Company's compensation policy utilizing both internal and external sources of information and analysis relating to corporate performance, total return to stockholders of comparable companies, and compensation afforded to executives by competitors of the Company. If appropriate, changes will be recommended.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 2000

     The compensation policy applied by the Company in establishing the compensation for Leigh J. Abrams, the Company's President and Chief Executive Officer, is essentially the same as for other senior executives of the Company--to provide a competitive compensation opportunity that rewards performance and recognizes individual contribution.

     For 2000, Mr. Abrams received base compensation of $300,000. For 2000, Mr. Abrams was entitled to receive incentive compensation equal to 2 1/2% of the Company's income before income taxes and extraordinary items, subject to certain adjustments, in excess of $13,575,000. No incentive compensation was earned by Mr. Abrams for 2000 because the Company's income before income taxes and extraordinary items did not exceed $13,575,000. Mr. Abrams receives medical and life insurance, and certain other benefits. In 2000, Mr. Abrams was also awarded an additional payment of $30,000 pursuant to a discretionary retirement bonus program intended to provide retirement income. This bonus must be used to purchase specified tax deferred annuities or cash value life insurance contracts. Effective January 1, 2001, Mr. Abrams' annual salary was increased to $400,000.

COMPENSATION OF EXECUTIVE OFFICERS IN 2000

     As with the Chief Executive Officer, compensation of other executive officers is intended to reward performance and recognize individual contribution. Accordingly, the chief executive officers of the Company's subsidiaries receive compensation based upon the results of operations of such subsidiaries.

     On May 17, 2000, effective as of September 1, 1999, the stockholders of the Company approved the adoption of a performance-based incentive compensation plan applicable to David L. Webster, President of Kinro.

     For calendar 2000, Mr. Webster received base salary of $400,000. In addition, for 2000 Mr. Webster was entitled to receive 7.3% of the amount by which the Operating Profit of Kinro exceeds $5,837,000. Such performance-based incentive compensation was $779,000. For 2000, Mr. Webster also received a payment of $50,000 pursuant to a discretionary retirement bonus program intended to provide retirement income. This bonus must be used to purchase specified tax deferred annuities or cash value life insurance contracts.

     On October 7, 1997, L. Douglas Lippert entered into an Employment and Non-Competition Agreement with Lippert Components, Inc. providing for Mr. Lippert to serve as President and Chief Executive Officer of Lippert Components, Inc. Effective January 1, 2000, the Agreement was extended to December 2003. For 2000, Mr. Lippert received a salary of $400,000. Mr. Lippert is also entitled to receive, subject to certain conditions, performance-based incentive compensation equal to 5% of the excess of operating profits of Lippert Components, Inc. and Coil Clip, Inc. (as defined in the Agreement) over $10.1 million. For 2000, Mr. Lippert did not receive incentive compensation because the operating profits of Lippert Components, Inc. and Coil Clip, Inc. did not exceed $10.1 million.

     Other Executive Officers of the Company and its subsidiaries receive bonuses based upon their respective levels of organizational responsibility and the performance of the Company or the subsidiary by which they are employed.

STOCK OPTIONS

     The Company's Stock Option Plan provides for the grant of options to employees of the Company and its subsidiaries, and to directors of the Company, to purchase the Company's Common Stock. See "Election of Directors--Stock Option Plan." A Stock Option Committee consisting of Edward W. Rose, III, James F. Gero, Gene H. Bishop and J. Thomas Schieffer administers the Stock Option Plan and determines and designates employees and directors who are to be granted options. The Stock Option Plan provides for automatic awards of options to members of the Stock Option Committee under certain circumstances.

     Because all options which have been granted under the Stock Option Plan have been granted at fair market value, any value which is ultimately realized by Executive Officers through stock options is based entirely on the Company's performance, as perceived by investors in the Company's Common Stock who establish the price for the Common Stock on the open market.

BENEFITS

     The Company maintains certain broad-based employee benefit plans in which Executive Officers participate, including an employee retirement savings plan (401(k) Plan) and other retirement, life, disability and health insurance plans. The Company also provides an automobile or automobile allowance to its Executive Officers. The incremental cost to the Company of these benefits is less than 10% of the Executive Officers' 2000 base salaries.

CONCLUSION

     A significant portion of the Company's executive compensation is linked directly to individual performance and Company earnings. The Committee intends to continue to determine compensation based upon these factors.


                                                      COMPENSATION COMMITTEE
                                                        Edward W. Rose, III
                                                           James F. Gero
                                                          Gene H. Bishop
                                                        J. Thomas Schieffer

EMPLOYEE STOCK PURCHASE PLAN

     A total of 500,000 shares of Common Stock of the Company may be made available for purchase by regular full-time employees of the Company under the 1995 Employee Stock Purchase Plan. No shares have been made available for purchase under the Stock Purchase Plan.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares, for the last five calendar years, the cumulative stockholder return on the Common Stock of the Company with the cumulative return on the common stocks of the companies included in the Russell 2000 Index and on the common stocks of a representative peer group of companies engaged in similar businesses as the Company.


     The graph assumes investment of $100 on December 31, 1995 in the Company's Common Stock, the Russell 2000 Index, and the common stocks of the peer group companies, and assumes that any dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG DREW INDUSTRIES INCORPORATED, THE RUSSELL 2000 INDEX
                                AND A PEER GROUP



[REPRESENTATION OF LINE GRAPH IN PRINTED PIECE.]

           DREW
           INDUSTRIES
           INCORPORATED    RUSSELL 2000    PEER GROUP
           ------------    ------------    ----------
12/95      100             100             100
12/96      157.14          116.49          113.17
12/97      182.14          142.55          141.04
12/98      166.07          138.92          157.07
12/99      128.57          168.45          106.45
12/00       82.14          163.36           87.32



     * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-
       INCLUDING REINVESTMENT OF DIVIDENDS.
       FISCAL YEAR ENDING DECEMBER 31.


INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

     The Company's Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, no director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                           II. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the purpose of auditing and reporting upon the consolidated financial statements of the Company for the year ending December 31, 2001. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 16, 2001 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

     Management recommends that you vote FOR ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2001.

                       III. TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

     All proposals which stockholders of the Company desire to have presented at the Annual Meeting of Stockholders to be held in May 2002 must be received by the Company at its principal executive offices on or before February 1, 2002.

                                             By Order of the Board of Directors

                                                     EDWARD W. ROSE, III
                                             CHAIRMAN OF THE BOARD OF DIRECTORS
April 10, 2001

                                                                       EXHIBIT A

                          DREW INDUSTRIES INCORPORATED

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                           I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Monitor the independence and performance of the Company's independent auditors.

     3. Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

                  II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the American Stock Exchange, or any other national securities exchange on which the Company's stock is listed. The Audit Committee shall be comprised of from three to five directors as determined by the Board of Directors, each of whom shall be independent (as determined in accordance with the rules of the American Stock Exchange or such other exchange) nonexecutive directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board of Directors. The members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and, when deemed necessary, the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

                III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW  PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor,

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     control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses, including the status of previous recommendations.

4. Review with financial management and, when deemed necessary, the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan and engagement letter; discuss scope, staffing, locations, reliance upon management, and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

LEGAL COMPLIANCE

10. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, including corporate securities trading policies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

13.  Maintain  minutes  of  meetings  and  periodically  report  to the Board of
     Directors  on  significant  results  of  the  foregoing   activities.

14. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15. Review financial and accounting personnel succession planning within the Company.

16. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

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